UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017 (September 25, 2017)

PHILLIPS EDISON GROCERY CENTER REIT II, INC.
(Exact name of registrant specified in its charter)

Maryland	000-55438	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). o
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2017, Phillips Edison Grocery Center REIT II, Inc. (the “Parent”), Phillips Edison Grocery Center Operating Partnership II, L.P. (the “Operating Partnership” or “Borrower”), Capital One, National Association, in its capacity as administrative agent, Fifth Third Bank, Regions Bank and U.S. Bank, National Association, in their capacity as co-syndication agents, entered into a new seven-year $200 million unsecured term loan facility (the “Term Loan Facility”). The lending group consists of Capital One, N.A., Fifth Third Bank, U.S. Bank, N.A., Regions Bank, Associated Bank, N.A., First Tennessee Bank, N.A., First Merchants Bank, and First Financial Business Capital.

The Term Loan Facility matures on September 25, 2024. Loans outstanding under the Term Loan Facility will bear interest at LIBOR plus 1.70% to 2.55% (the “Eurodollar Rate”) depending upon the group’s then current leverage ratio. The Operating Partnership can also elect that the loans incur interest equal to the sum of (a) the highest of (x) the prime rate announced by Capital One from time to time, (y) LIBOR plus 1.00% or (z) the federal funds effective rate plus 0.50% (the “Base Rate”).

The Term Loan Facility requires monthly payments of accrued unpaid interest for Base Rate loans and payments of accrued unpaid interest every one, two, three or six months as elected by the Operating Partnership for Eurodollar Rate loans. The Operating Partnership has the right to prepay any outstanding loans at any time.  The prepayment of loans prior to September 25, 2018 however, requires the payment of a prepayment premium equal to 2.00% of the amount of principal being prepaid, and the prepayment of loans from September 25, 2018 to September 25, 2019 requires the payment of a prepayment premium equal to 1.00% of the amount of principal being prepaid.

The Term Loan Facility requires adherence to certain financial covenants, including, but not limited to: (i) a maximum leverage ratio; (ii) a maximum secured leverage ratio; (iii) a minimum fixed charge coverage ratio; (iv) minimum tangible net worth; (v) a ratio of maximum unsecured indebtedness to unencumbered asset value and (vi) a ratio of unencumbered property net operating income to mortgageability.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

No.	Item
99.1	Press Release Issued by Phillips Edison Grocery Center REIT II, Inc. Regarding the Term Loan Facility Entered into as of September 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

Dated: September 29, 2017	By:	/s/ Devin I. Murphy
Devin I. Murphy Chief Financial Officer